As filed with the Securities and Exchange Commission on April 19, 2013

An Exhibit List can be found on page II-2.
Registration No. 333-178789

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

POST-EFFECTIVE AMENDMENT 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AQUINO MILLING INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

7189
(Primary Standard Industrial Classification Code Number)

33-1222799
(I.R.S. Employer Identification Number)

10685-B Hazelhurst Dr. #13025, Houston, TX 77043, USA, Fax  # (281)754-4941
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aquino Milling Inc., c/o Delaware Intercorp, Inc., 113 Barksdale Professional Center, Newark, DE19711
Phone: (312) 266-9367
Fax: (312) 266-9940
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:
Law Offices of Jonathan D. Strum
5638 Utah Avenue NW
Washington DC 20015
Ph: (202) 362-9027
Fax: (202) 362-9037
Email: jdstrum@jdstrumlaw.com

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

 EXPLANATORY NOTE

On March 26, 2012, the Securities and Exchange Committee declared effective the registration statement on Form S-1 (File No. 333-178789) (the “Registration Statement”) filed by Aquino Milling Inc. (the “Company”). The Company is filing this post effective amendment to the Registration Statement for the purpose of updating its financial and other disclosures.

The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

CALCULATION OF REGISTRATION FEE

Proposed
Title of Each Class Of		Maximum	Proposed Maximum	Amount of
Securities To Be	Amount To Be	Offering Price	Aggregate Offering	Registration
Registered	Registered	Per Share 1	Price 1	Fee 2

Common stock, $.0001 par value per share	500,000 shares	$0.20	$100,000	$11.60

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

1. Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.
2. Previously paid.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion on April 19, 2013

500,000 SHARES
COMMON STOCK
AQUINO MILLING INC.

Aquino Milling Inc. is offering for sale a total of 500,000 shares of its common stock at a fixed price of $0.20 per share (the “Offering”).There is no minimum number of shares that must be sold by us for the Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The Offering is being conducted on a self-underwritten, best efforts basis, which means that our executive officers will attempt to sell the shares. We have not engaged an underwriter. This prospectus will permit our executive officers to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that they may sell. Our executive officers intend to offer and sell the shares to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Their intended methods of communication include, without limitation, the telephone, the Internet, and personal contacts. For more information, see the section of this prospectus entitled “Plan of Distribution.”

This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of Directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable. For more information, see the section of this prospectus entitled "Plan of Distribution." We may refer to ourselves in this prospectus as "AMI,” the “Company,” "we," or "us.”

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in an y organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.
SEE "RISK FACTORS" BEGINNING ON PAGE 5 .

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.20	$0.00	$0.20
Total	500,000	$100,000	$0.00	$100,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2013.

PROSPECTUS SUMMARY

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;
•	our business prospects;
•	any contractual arrangements and relationships with third parties;
•	the dependence of our future success on the general economy;
•	any possible financings; and
•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

About Aquino Milling Inc.

Aquino Milling Inc. was incorporated under the laws of the State of Delaware on November 14, 2011. As of December 31, 2011, we had no employees, but our founder and President, Louie Aquino provided unpaid services to the Company. During 2012, Mr. Aquino will devote at least 30 hours each week to us but he may increase the number of hours as necessary. Mr. Aquino provides farming assistance services to various other companies and individuals on a per-project basis.

The Company issued 1,000,000 shares of its common stock to its officers in exchange for payment of $18,000 or $0.018 per share. AMI is an early stage company (“development stage”) and has no financial resources beyond the capital injected into us by our officers. We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not established a source of revenue or financing, which raises substantial doubt about its ability to continue as a going concern.” Under the Exchange Act, a company like us is considered in its “development stage” if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists: (1) planned principal operations have not begun; or (2) planned principal operations have begun, but no significant revenue has yet been generated.

We currently have a domain name and website which is www.aquinomilling.com. We also need to begin introductory marketing in order to attract rice farmers to use our rice milling facilities. If we succeed in raising funds to purchase rice milling equipment, of which there are no assurances, we anticipate that we could launch at least one milling facility within approximately one year.  See “Business” for a more detailed description.

•
We intend to build a rice milling factory in Gerona Tarlac, in the Philippines to service the local rice farmers. Rice will be cleaned, and de-husked from brown rice to produce white rice for local consumption. We anticipate that our principal sources of revenue will be from milling fees collected for milling rice for local farmers.

Our operational offices are located at Mauplas, Pinasling, Gerona, Tarlac, Philippines 2312, and our telephone number is 866-655-7690. Our mailing address for our executive offices are at 10685-B Hazelhurst Dr. #13025, Houston, TX 77043, USA, Fax # (281) 754-4941.

This Offering

AMI is offering for sale a total of 500,000 shares of common stock at a fixed price of $0.20 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means that our existing officers will attempt to sell the shares. We have not engaged an underwriter. This prospectus will permit our officers to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that they may sell. Our officers intend to offer and sell the shares to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 of the Exchange Act. Their intended methods of communication include, without limitation, the telephone, the Internet, and personal contacts.

All subscription agreements and checks are irrevocable and should be delivered to the address provided for in the Subscription Agreement.

This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable.

We will deliver stock certificates for shares of common stock purchased directly to the purchasers within 14 days of the close of this Offering or as soon thereafter as practicable. We anticipate engaging a transfer agent to assist us with the certification and delivery of the shares.

The Offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. Specifically, the price does not bear any relationship to our assets, book value, historical earnings or net worth.

Shares of common stock offered by us	A maximum of 500,000 shares. There is no minimum number of shares that must be sold by us for the Offering to close.

Use of proceeds	We will apply the proceeds from this Offering to pay for rice milling machines, professional fees and other general expenses. The total estimated cost of this Offering is $20,000.

Termination of the Offering
This Offering will conclude when all 500,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may in our discretion terminate this offering earlier or extend the Offering for an additional 180 days.

Risk factors
The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA	8

RISK FACTORS	9

USE OF PROCEEDS	16

THIS OFFERING	17

DETERMINATION OF OFFERING PRICE	18

DILUTION	18

DIVIDEND POLICY	19

MARKET FOR SECURITIES	19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	26

PRINCIPAL SHAREHOLDERS	29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30

DESCRIPTION OF CAPITAL STOCK	30

PLAN OF DISTRIBUTION	31

LEGAL MATTERS	35

WHERE YOU CAN FIND MORE INFORMATION	36

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:
As of
December 31,
2012

Current assets	$4,204

Other Assets	-

Current liabilities	$8,673

Stockholders’ equity	$531

Operating:	For the Period
November 17,
2011
(inception)
to December 31,
2012

Net revenues	$7,980
Operating expenses	$38,845
Extraordinary loss	$13,000
Net (loss)	$(43,865)
Net (loss) per common share basic and diluted	$(0.04)
Weighted average number of shares outstanding – basic and diluted	1,128,962

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.
AMI has virtually no financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We are an early stage company and have extremely limited financial resources. We have negative working capital of $4,469 and stockholders’ equity of $531 at December 31, 2012 . Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended December 31, 2012 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

2.	Because we have only recently commenced business operations, we face a high risk of business failure.

We were formed in November 2011. All of our efforts to date have related to developing our business plan and collecting requisite information on rice milling activities. Through December 31, 2012, we had substantially no operating revenues. We face a high risk of business failure.

3.	Most of our competitors, which include well known rice milling facilities, have significantly greater financial and marketing resources than do we.

Most of our competitors, which include government owned milling facilities in the Philippines, have significantly greater financial and marketing resources than do we. Many private milling facilities have been in business for several years and have the credibility and have the ability to advertise in a wide variety of media, including television. We will principally depend on the business contacts of our President and word of mouth. There are no assurances that our approach will be successful.

4.
AMI is and will continue to be completely dependent on the services of our founder and President, Louie Aquino, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

AMI’s operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Aquino. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of Mr. Aquino or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. Aquino naming us as the beneficiary when and if we obtain the resources to do so and if he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

5.	We will be dependent on one source of revenue – providing milling services to local rice farmers. .

Our financial prospects will be significantly dependent upon our rice milling related services. Rice milling services is dependent on rice consumption spending levels. As a result, sales of white rice tend to decline during general economic downturns and recessions. Accordingly, the current economic recession in the Philippines has led to a weakening in the fundamental demand for our services. In addition, unforeseen events beyond our control, such as the imposition of taxes or surcharges by regulatory authorities towards rice milling related services and products, also may adversely affect our business and results of operations.

6.	Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

Our revenues and operating results are likely to vary significantly from quarter to quarter because our industry experiences seasonal fluctuations, due to rice harvest times and interest for rice milling related services offered by us.

There are two rice harvests per year, hence we anticipate we will have a steady flow of business from September – December and from March – May.

Because of these fluctuations and uncertainties, our operating results may fail to meet the expectations of investors. If this happens, the trading price of our common stock would almost certainly be materially adversely affected.

7.
We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

8.	Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

• pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

• provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or Directors of the Company; and

• provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

9.	The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business which would result in our being unable to continue as a going concern.

10.	Having only two Directors limits our ability to establish effective independent corporate governance procedures and increases the control of our officers.

We have only two Directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Until we have a larger board of Directors that would include some independent members, if ever, there will be limited oversight of our officers decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

11.	The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The common shares are being offered on our behalf by our Directors on a best-effort basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this Offering. Consequently, there is no guarantee that the Company, through its Directors, is capable of selling all, or any, of the common shares offered hereby. The sale of just a small number of shares increases the likelihood of no market ever developing for our shares.

12.	Since there is no minimum for our Offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its Offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners would be lost.

13.	The Offering price of our common stock has been determined arbitrarily.

The price of our common stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors and is, therefore, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the Offering price as determined by our management. As a result, the price of the common stock in this Offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may lose a portion or all of their investment.

14.	Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (120,000,000 shares) but unissued (118,500,000 shares) assuming the sale of 500,000 shares in this Offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to the then-prevailing market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

15.
The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company.

16.
Our bylaws provide for indemnification of officers and Directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or Directors.

Our bylaws provide for indemnification of Directors and Officers of the Company. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a Director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

17.
Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the “OTCBB” as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

• the basis on which the broker or dealer made the suitability determination, and
• that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will in all likelihood find it difficult to sell their securities.

18.	The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

• Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

• Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

• "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

• Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

• Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

19.
Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 19 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

20.	The ability of our President to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this Offering (assuming the entire Offering is sold), our two Officers and Directors will beneficially own an aggregate of approximately 67% of our outstanding common stock assuming the sale of all shares being registered. Because of their beneficial stock ownership, our Officers may be in a position to continue to elect our Board of Directors, influence all matters requiring stockholder approval and determine our policies. The interests of our Officers may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of Officers and Directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our President or Board of Directors. This level of control may also have an adverse impact on the market value of our shares because our President may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and / or may sell sufficient numbers of shares to significantly decrease our price per share.

21.
All of our presently issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (1,000,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an Officer, Director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

22.	We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of Directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

23.
Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested Director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market (as a result of Sarbanes-Oxley), require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent Directors, we do not currently have independent audit or compensation committees. As a result, these Directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested Director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to Director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified Officers, Directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

24.	You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended, and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 310 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our Directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will apply the proceeds from the Offering to pay for accounting fees, legal and professional fees associated with this Offering and partially to the purchasing of rice mills. We will pay all costs relating to this Offering.

The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED

	10%	30%	40%	50%	60%	100%
Shares Sold	50,000	150,000	200,000	250,000	300,000	500,000
Gross Proceeds	10,000	30,000	40,000	50,000	60,000	100,000
Less Offering Expenses	(20,000)	(20,000)	(20,000)	(20,000)	(20,000)	(20,000)
Net Offering Proceeds	-10,000	10,000	20,000	30,000	40,000	80,000

The use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. We plan to use the proceeds for the establishment of our operations; and, depending on the amount of funds raised for marketing, travel and for the acquisition of additional rice milling machines as below. All amounts listed below are estimates and do not include funds currently available to us.

Amount raised after Offering Costs	-10,000	10,000		20,000	$30,000	40,000		$80,000
Legal and Accounting	0	2,000		2,000	$5,000	10,000		$10,000
Travel	0	500		500	$5,000	10,000		$10,000
Rice Milling Machines and facility construction	13,000	13,000		13,000	$15,000	15,000		$37,500
Employees	1,000	2,000		2,000	$2,000	2,000		$3,000
Electricity	1,000	2,000		2,000	$2,000	2,000		$3,000
Computer/Fax/ General and Administrative	250	500		500	$1,000	1,000	$	*5,000
Reserve								11,500
Total Estimated Expenses	$15,250	20,000	^	20,000	$30,000	40,000		$80,000
______________
*If we are successful in raising 100% of the funds sought, we will be able to increase our administrative costs to raise efficiency of our business.
^ We will utilize funds currently in our account to ensure that we will be able to acquire and run one rice milling machine.

Our offering expenses are comprised of legal and accounting expenses and printing costs. Our Officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner set forth above. In the event that we do not raise the entire amount we seek to raise, and are unable to generate revenues to raise that amount, then we may cut back on some of the costs (such as travel and purchase of rice milling machines), or we may attempt to raise additional funds via private placements or sales of securities to or loans from our Directors in order to make up any shortfall. The most immediate use of funds will be the purchase of a rice milling machine, unless we purchase the first rice milling machine prior to the completion of this Offering (utilizing funds on hand). The second critical element would be construction of the facility to house the rice milling machine. Travel, legal and accounting will be the first line items to be reduced if the required funding is not raised. If we are successful in raising 100% of the funds sought we will purchase up to three rice milling machines over the course of the first eighteen months – and provides that we are running the initial machine at capacity. The facility to be constructed at a cost of $2,000 will allow for additional machines and there is only an incremental increase in expenses for employees and electricity.

We believe that the minimum net offering receivables we require to fund our activity for the next twelve months is $10,000. Coupled with cash on hand, that will enable us to acquire one rice milling machine and construct and operate a facility If we are not successful in raising sufficient funds to construct the facility, we will need to secure alternative space or raise funds from our Directors. If we are not successful in raising 50% of the proposed Offering, we will not purchase more than one rice milling machine and will not add space (if space is required).

We do not have any agreements in place with our Directors to provide loans to the company if needed. We do not intend to use the proceeds to finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this Registration Statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors, who will have little ability to influence these decisions.

THIS OFFERING

We are offering for sale a total of 500,000 shares of common stock at a fixed price of $0.20 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our existing officers will attempt to sell the shares. We do not have an underwriter. This prospectus permits our officers to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Aquino intends to offer and sell the shares to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, the telephone, the Internet and personal contacts.

In connection with AMI’s selling efforts in this Offering, our existing officers will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our existing officers are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our existing officers will not be compensated in connection with their participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our existing officers are not, nor have they been within the past 12 months, a broker or dealer, and they have not, nor they have been within the past 12 months, an associated person of a broker or dealer. At the end of this Offering, Our existing officers will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our existing officers will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

All subscription agreements and checks are irrevocable and should be delivered to Company at the address provided in the Subscription Agreement.

AMI will receive all proceeds from the sale of any of the 500,000 shares being offered. The price per share is fixed at $0.20 for the duration of this Offering.

This Offering will be completed upon the earlier of the Board of Directors ceasing to raise funds or 180 days from the effective date of this prospectus (or such earlier date when all 500,000 shares are sold), unless extended by our Board of Directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 14 days of the close of this Offering or as soon thereafter as practicable. The Company intends to engage a transfer agent to assist in the certification and delivery of the shares to investors.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The Offering may terminate on the earlier of:

i.	the date when the sale of all 500,000 shares is completed, or
ii.	Board determination to cease the Offering, or

(iii)	180 days from the effective date of this document or any extension thereto.

Please refer to the sections of this prospectus entitled "Risk Factors" and "Dilution" before making an investment in this stock.

DETERMINATION OF OFFERING PRICE

The Offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the Offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this Offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the Offering price.

DILUTION

The historical net tangible book value as of December 31, 2012, was $531or $0.0004 per share. Pro forma net tangible book value per share of common stock is $0.0404 per share and is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2012, as adjusted to give effect to the receipt of net proceeds from the sale of 300,000 shares of common stock for $60,000. This represents an immediate increase of $0.0399 per share to existing stockholders and an immediate and substantial dilution of $0.1596 per share, or approximately 79.82%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering for purchases after December 31, 2012 and the pro forma net tangible book value per share of our common stock immediately following this offering.

DIVIDEND POLICY

Since inception, we have never paid cash or any other form of dividend on our common stock. We do not anticipate paying cash dividends in the foreseeable future. Any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts. This means that the shares of a company can only be traded manually between accounts, which takes days and is not a realistic option for companies relying on broker dealers for stock transactions. While DTC-eligibility is not a requirement to trade on the OTCBB, electronic trading is necessary to process trades on the OTCBB if a company’s stock is going to trade with significant volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

There is no AMI common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, all current shares of our outstanding common stock are held by Mr. Aquino, our President and a Director (100,000 shares) and Daniel Hochster our Secretary and a Director (900,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

• 1% of the total number of our common shares then outstanding; or

• The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on an exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1. the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2. the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3. the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4. at least one year has elapsed from the time the issuer filed the current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by our stockholders may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

• If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

• If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available, typically by means of issuing periodic press releases.

However, no assurance can be given as to:

• the likelihood of a market for our common shares developing,
• the liquidity of any such market,
• the ability of the shareholders to sell the shares, or
• the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Operations

We were incorporated on November 14, 2011. Our business activity through December 31, 2011 involved incorporation efforts, planning and research of (i) potential clients in the Gerona area and (ii) cost evaluation for acquiring rice milling machines, as well as preparation of this Offering, whose Registration Statement was declared effective on March 26, 2012.

In 2012, we incurred costs to research finalize our business plan, acquire a milling machine and construct our facility. We completed the acquisition of the milling machine and the construction of our milling facility and warehouse facility in the 3rd quarter of 2012. Unfortunately, at the end of July/early August 2012 Typhoon Soala flooded most of the Philippines and especially Tarlac and destroyed our milling facility resulting in a total loss of our equipment .At the time we had not yet earned any revenue from rice milling activities as this was the beginning of the rice season. All rice crops were destroyed. Our mill was under two meters of water for an extended period of time, causing electrical and rust damage to our mill. We are currently in the process of attempting to fix the electrical and generator components of the mill but we will not have sufficient funds to acquire a new mill.

As a result of our losses, we have determined that we will seek additional funding and/or a new line of operations.

We are a development stage company and have extremely limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in its report emphasizing the uncertainty of our ability to remain a going concern. We attempted to engage in rice milling activities. Our principal sources of revenue were anticipated to be from the sale of rice milling services to farmers in Gerona.

If we decide to raise additional funding, our plan to continue as a going concern is to reach the point where we begin generating sufficient revenue from our rice milling services to meet all of our obligations on a timely basis.

If we are successful in our additional fundraising activities, then in second half of 2013 we will purchase a rice mill, rebuild our warehouse and continue to operate according to our original business plan.

Due to Typhoon Soala in July/August 2012 all of our operations have come to standstill.

Results of Operations

For the three and twelve month period ended December 31, 2012, we had no revenues. The period ended December 31, 2011 is measured from inception, which was November 14, 2011 and we had no revenue.

Total expenses for the twelve month period ended December 31, 2012 was $38,845, and an extraordinary loss of $13,000 as a result of Typoon Soala in July/August 2012 resulting in a net loss of $43,865. and total expenses since inception (November 14, 2011) were $40,449 resulting in a cumulative net loss since inception of $45,469.

Liquidity and Capital Resources

We estimate that we will require at least $25,000 for the next 12 months of operations including acquiring a new mill and rebuilding our warehouse facility. The earliest we would be able to generate revenue is during the September 2013 harvest. As December 31, 2012, we had $1,591 available in cash.

Use of Funds

Since incorporation, most of our resources and work have been devoted to completing our registration statement, buying the rice mill, constructing our warehouse and selling our services. We had marketed our mill and had attracted farmers to use our rice milling facilities. We expected to commence milling activity in the next harvest starting September 2012. We did not so commence as a result of Typoon Soala.

• In the first quarter of 2012 we located suitable land on which to build our rice milling facility.
• In May 2012 we raised a net of $28,000 pursuant to our offering.
• In June we finalized the acquisition of the rice milling machine and began installation in our newly constructed warehouse, we also plan on negotiating fixed prices for logistics/transportation with independent taxis in the town of Gerona.
• We began to market our services rice farmers.
• There is a rice harvest in September – due to Typhoon Soala which destroyed our mill and facility we were not able to commence our rice milling services for local farmers.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

We will pay all costs relating to this Offering estimated at $20,000. This amount will be paid as and when necessary and required or otherwise accrued on our books and records until we are able to pay the full amount due either from revenues or loans providing sufficient capital. Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, we may need to seek additional financing sources to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment, and for continued operations.

Since incorporation, most of our resources and work have been devoted to planning our business, implementing systems and controls, and completing our registration statement. When those procedures are done, which we believe will occur over the next two months, we will begin work to update and enhance our rice milling project. We will then need to begin introductory marketing to attract farmers to use our rice milling facilities. We believe that the cost of the work needed to complete and open our rice milling facility (acquisition of a rice milling machine and construction of a facility) will be approximately US$13,000 for one operating rice mill on our chosen sight and an additional cost of approximately US$1,000 for two months of preparation. If we are unable to raise any funds, the cash costs would have to be provided by our President to the extent that he is capable of providing funds. Our goal would be to have our rice mill up and running by September 2012, but there is no way of estimating what the likelihood of achieving that goal would be.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees, consultants or independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the sites that we have acquired.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization. These obligations will reduce our ability and resources to expand our business. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

As of December 31, 2011, we owed $188 in connection with organizational costs which may be converted into an interest-free demand loan from our President. The proceeds were used for basic working capital purposes.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

There is a seasonal trend in our business. There are generally two rice harvests per year. September - December and March-May. Initially, our income and activity will be heavily based on those two three month periods.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 313(a)(4)(ii) of Regulation S-K, or obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

We were incorporated under the laws of the State of Delaware on November 14, 2011. We intend to purchase rice milling equipment, with funds currently available in the Company and commence our rice milling operations in September, 2012. The Company issued 1,000,000 shares of its common stock to its President (100,000 shares) and Secretary (900,000 shares) at inception in exchange for $18,000. We are a development stage company and have limited financial resources. We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their Report on our Financial Statements that “the Company has not established a source of revenue or financing, which raises substantial doubt about its ability to continue as a going concern.”

We will derive revenue from the marketing of our intended rice milling services. In addition, we may derive revenue from rice farming related services.

The principal services that we will provide will be rice milling services for local farmers in Gerona, Philippines.

Location of Rice milling facility

We intend for our rice milling facility to be located on a suitable plot of land, in Pinasling Gerona, Tarlac in the Philippines.

Gerona is a 2nd class municipality in the province of Tarlac, Philippines. It has a population of 72,618 people in 15,769 households. Gerona has a land area of 141.47 square kilometers of plain and rugged agricultural land representing 4.63% of the province total area. The Tarlac River, which originates from the eastern slopes of the Zambales Mountain, cuts across the west central areas, dividing the town into two parts. It is characterized as plain, low-lying agricultural land.

Business description

We intend to build a rice milling factory in Gerona Tarlac to service the local rice farmers. Rice will be cleaned, and de-husked from brown rice to produce white rice and sold for local consumption. Based on our research, the rice will have to be logistically picked up from local farmers who currently farm and sell their rice on a cash basis to local traders for 850 pesos = $20unmilled rice per 50kg bag. This price is usually fixed by the government although local traders who carry cash in hand, negotiate better deals with the rice farmers. Our services for rice milling will be charged at 65 pesos=$1.53 per 50kg bag of milled rice.

We will outsource the entire logistics of the rice trade other than milling.

•	We will negotiate with local taxi drivers to deliver the rice and the farmer to our facility in Gerona Tarlac, each taxi will paid $.23 per 50kg bag.
•	It is estimated that in the first year the majority of rice will be coming from the farms within a 2 kilometer radius from our milling facility
•	Each taxi will be paid $.23 per 50 kg bag by the farmer.
•	Each taxi can carry approximately five 50 kg bags of rice on each trip.

The Process

•	Rice is handpick by farmers
•	Farmer dries his rice and packs in 50kg bags.
•	Aquino Milling dispatches transportation to pick up rice from farmers.
•	Rice and farmer arrive in our facility where rice is weighed and recorded.
•	Unmilled rice is milled in the milling facility and through the milling process it is turned into white rice
•	Milled rice is packed back into the 50kg bags that the farmer has brought and weighed
•	The farmer pay 65 pesos - $1.53 per 50 kg bag for the milling service

We expect that the costs of our business will be as follows:

Machinery Costs

krm mark lll-1000kg/hr input capacity
Kaneko rice mill (KRM mark lll)	$3,176.47
Pre-cleaner (1000kg/hr capacity)	$588.23
Bucket Elevator	$1,764.70
De-stoner(1000kg/hr)	$588.23
Rice sifter (1000kg/hr)	$588.23
Engine, recon mitsubishi 4dr5	$1,411.76
Materials and accessories
bins, flywheel, shafts, pulleys, belts, bases, etc	$1,058.82
Installation (labor only)	$1,764.70
Total cost	$10,941.14
source : seacominc.

New Construction on 1,000 sq foot rice milling facility	$2,000
TOTAL

Monthly operating costs
Salary	$300	a month
Miscellaneous	$600	Month

Electricity	$352.80	a month
Total cost	$1,252.80

Competition

We will compete with local traders who visit the farmers residence and offer them cash in hand in exchange for their unmilled rice. In addition, there are two private companies that provide rice milling services in the area in which we intend to provide our services. As of now there are two local rice mills in Gerona Tarlac. The current and potential competitors have and can devote substantially greater resources to rice milling than we can. In addition, we cannot provide any assurance that another rice milling facility will not successfully offer a competitive rice milling service. We believe it is likely that there will be additional entrants to the rice milling market in Gerona. These competitors will compete against us for the contracts with rice farmers. This competition could cause us to enter into rice milling agreements with less favorable terms or lose potential rice farmers who could use our services.

We intend to compete by offering the farmers to mill rice in our facility and thereby allow them to make a higher profit on their harvest. We will be charging a fixed fee for our services, allowing them the full benefit of selling their white milled rice a full market value. We will be a local rice milling facility, therefore all the farmers in our target area will be able to come and visit our facility. We will compete on service. However, we cannot predict the likelihood or timing for our success. No assurances can be given that our competitive strategy will have any success.

Intellectual Property

We have no patents or trademarks.

Employees

As of December 31, 2012, we had no employees but our President has provided services at no cost to the Company. During 2012, our President, Mr. Aquino devoted at least thirty hours a week to us and may increase the number of hours as necessary. There is no written employment contract or agreement. We will also use independent contractors and consultants to assist in many aspects of our business on an as-needed basis pending financial resources that become available to us.

Property

Our operational office is Mauplas, Pinasling, Gerona, Tarlac, Philippines 2312. This space is provided to us free of charge by our President. There is no written lease agreement. Our executive office and mailing address is 10685-B Hazelhurst Dr. #13025, Houston, TX 77043, USA, Fax # (281)754-4941. This Space is provided to us free of charge. There is no written lease agreement.

Litigation

To our knowledge, we are not a party to any current, pending, or threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title

Louie P. Aquino	31	President, CEO, CFO, Treasurer, Chairman, and principal accounting officer
Daniel Hochster	29	Secretary and Director

Mr. Louie P. Aquino is self employed since September 2011 and currently acts as a buyer and seller of unmilled rice in the Tarlac Province. Between 2007-2011 Mr. Aquino was a self employed private caregiver to geriatric individuals where he was responsible for all aspects of their day to day care.  Mr. Aquino completed a seminar in the Philippines to qualify as a caregiver in 2005. In 2004 Mr. Aquino worked part time in the government offices in the computer department in Tarlac.  In 2003-2004 Mr. Aquino received a technical degree in Computer Science from the AMA Computer College in Tarlac, Philippines.  Mr. Aquino has a lifetime of experience in rice farming in the Philippines as this is his family’s business.

Mr. Daniel Hochster is the co-owner of Chesed for Alafim a Hong Kong clothing design and manufacturing company which sells under the brands LEON, DNH and BANDC. Chesed for Alafim seeks to sell quality clothing at a low price point and therefore it manufactures in the Far–East. It sells its goods to wholesalers in the United Kingdom and USA. Since 2007 to present Mr. Hochster has been the acting president of the company where he is responsible for day to day operations. His organizational skills, negotiation skills on lowering costs, his experience working in the Far East, his marketing skills will assist Aquino Milling and help grow the business.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any Director independence requirements.

We are not requiring any member of management to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our Officer(s) and Director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only two officers, and will seek to add additional officer(s) and/or Director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

In an effort to resolve potential conflicts of interest, we have entered into a written agreement with Mr. Aquino specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to him of such business opportunities by management or consultants associated with other entities) would be presented by him solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Board of Directors

All Directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our Directors’ terms of office expire on December 31, 2012. All officers are appointed annually by the Board of Directors and, subject to existing employment agreements (of which there are currently none), and serve at the discretion of the Board. Currently, Directors receive no compensation for their role as Directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present Director, executive officer or person nominated to become a Director or an executive officer of AMI:

1. had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4. was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5. was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five Directors to have effective committee system s . The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation”.

All Directors will be reimbursed by us for any expenses incurred in attending Directors' meetings provided that we have the resources to pay these fees. We will consider applying for Officers’ and Directors’ liability insurance at such time when we have the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from November 17, 2011 (inception) to December 31, 2012, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”) and our Secretary.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
LouieAquino CEO,	2011
CFO and Director	2012	-	-	-	-	-	-	-	-

Daniel Hochster	2011
Secretary and Director	2012	-	-	-	-	-	-	-	-

There is no formal employment arrangement with Mr. Aquino at this time. Mr. Aquino’s compensation has not been fixed or based on any percentage calculations. He will make all decisions determining the amount and timing of his compensation and, for the immediate future, will receive the level of compensation each month that permits us to meet our obligations. Mr. Aquino’ compensation amounts will be formalized if and when his annual compensation exceeds $50,000.

Grants of Plan-Based Awards Table

Our Officers did not receive any grants of stock, option awards or other plan-based awards during the periods ended December 31, 2011 or December 31, 2012. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

Our Officers did not exercise any stock options, and no restricted stock units held by them and vested during the periods ended December 31, 2011 or December 31, 2012. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

Our Officers did not have any outstanding stock or option awards as of December 31, 2012 that would be compensatory to the Officer. We have not issued any awards to our Officers. We may grant awards as we see fit to our employees, as well as to key consultants.

PRINCIPAL SHAREHOLDERS

As of December 31, 2012, we had 1,200,000 shares of common stock outstanding of which 1,000,000 are held by two shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the Board of Directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of March 21, 2012; of all Directors and officers of AMI; and of our Directors and officers as a group.

		Amount of	Percent of Class
Title Of Class	Name, and Title of Beneficial Owner of Shares (a)	Beneficial Ownership (b)	Before Offering	After Offering (d)
Common	Louie P. Aquino, President, CEO, CFO, Director	100,000	10%	7%

	Daniel Hochster, Secretary, Director	900,000	90%	60%

	All Directors and Officers as a group (2 persons)	1,000,000	100%	67%

(a) The address for purposes of this table is the Company’s executive office address which is 10685-B Hazelhurst Dr. #13025, Houston, TX 77043, USA, Fax # (281)754-4941.

(b) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. No options, warrants or convertible securities have been issued or are presently outstanding.

(c) Assumes the sale of the maximum amount of this Offering (500,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the Offering would be 1,500,000 based upon such assumption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of AMI is Mr. Aquino, our Chief Executive Officer, President and Chief Financial Officer.

We issued 100,000 shares of our common stock to our President and Chief Executive Officer and 900,000 shares to our Secretary in consideration of payment of $0.018 per share.

DESCRIPTION OF CAPITAL STOCK
Introduction

We were incorporated under the laws of the State of Delaware on November 14, 2011. AMI is authorized to issue 120,000,000 shares of common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 120,000,000 shares of common stock. There are 1,200,000 shares of our common stock issued and outstanding as of April 19, 2013, that are held by two shareholders. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the Board of Directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution regarding the negative implications of being classified as a “Penny Stock.”

Preferred Stock

Our certificate of incorporation does not authorize the issuance of shares of preferred stock.

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock", the protection provided by the federal securities laws relating to forward looking statements does not apply to us because our shares are considered to be penny stocks for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Transfer Agent

We have not yet appointed a transfer agent.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by two shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This Offering will be conducted on a best-efforts basis utilizing the efforts of the existing officers of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of our officers. The intended methods of communication include, without limitation, telephone calls and e-mails to personal contacts. In their endeavors to sell this Offering, our existing officers will not engage in general solicitation or use any mass advertising methods over the Internet or through the print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately to the Company. There can be no assurance that all, or any, of the shares will be sold.

Neither officer will not receive commissions for any sales originated on our behalf. We believe that our existing officers are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, each existing officer:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.	Is not an associated person of a broker or dealer; and

c.	the conditions of the following:

i. Primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No Officers or Directors of the Company may purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker-dealer participating in this Offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the Offering will be sold.

All subscription agreements and checks are irrevocable and should be delivered to Company at the address provided in the Subscription Agreement. AMI will receive all proceeds from the sale of any of the 500,000 shares being offered. The price per share is fixed at $0.20 for the duration of this Offering.

Investors can purchase common stock in this Offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

We will pay all expenses incident to the registration, Offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchaser of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $310,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

·	the basis on which the broker or dealer made the suitability determination, and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide AMI with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6311 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company will consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. No decision has been made at this time. It is, however, an option available to the Company. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this Offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company intends, at its own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Jonathan D. Strum, Esq.

EXPERTS

The financial statements of AMI as of December 31, 2012 and for the period November 14, 2011 (inception) to December 31, 2011 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Weinberg & Baer LLC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this Offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this Offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 310 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file, though if developments warrant the Company will consider that option). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our Directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0331 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

10685-B Hazelhurst Dr. #13025 , Houston, TX 77043, USA, Fax # (281)754-4941, Telephone number – 866-655-7690

AQUINO MILLING INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2012

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Aquino Milling Inc.:

We have audited the accompanying balance sheets of Aquino Milling Inc. (a Delaware corporation in the development stage) as of December 31, 2012 and 2012 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2012 and 2012 and cumulative from inception (November 14, 2011). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aquino Milling Inc. as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the years ended December 31, 2012 and 2012, and cumulative from inception (November 14, 2011) in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has incurred an operating loss since inception. Further, as of December 31, 2012, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC
Baltimore, Maryland
January 28, 2013

AQUINO MILLING INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2012 AND 2011

	As of December 31, 2012	As of December 31, 2011
ASSETS
Current Assets:
Cash or cash equivalents	$4,204	$17,825
Deferred offering costs	-	12,000
Total current assets	4,204	29,825

Fixed Assets:
Fixed assets	5,000	-
Total fixed assets	5,000	-

Total Assets	$9,204	$29,825

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$8,485	$13,241
Due to shareholder	188	188
Total Current Liabffities	8,673	13,429

Commitments and Contingencies	-	-

Stockholders' Equity:
Common stock, par value $0.0001 per share, 120,000,000 shares authorized; 1,200,000 and 1,000,000 shares issued and outstanding, respectively	120	100
Additional paid-in capital	45,880	17,900
Earnings (Deficit) accumulated during development stage	(45,469)	(1,604)

Total stockholders' equity	531	16,396

Total Liabffities and Stockholders' Equity	$9,204	$29,825

The accompanying notes to financial statements are an integral part of these statements.

AQUINO MILLING INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011,
AND CUMULATIVE FROM INCEPTION (NOVEMBER 14, 2011)

	Year Ended December 31, 2012	Year Ended December 31, 2011	Cumulative From Inception

Revenues	$7,980	$-	$7,980

Expenses:
General and administrative -
Filing fees	5,690	1,241	6,931
Professional fees	31,735	188	31,923
Franchise tax expense	400		400
Other costs	1,020	175	1,195

Total general and administrative expenses	38,845	1,604	40,449
	-	-	-
(Loss) from Operations before income taxes	(30,865)	(1,604)	(32,469)

Provision for income taxes	-	-	-

(Loss) from Operations	(30,865)	(1,604)	(32,469)

Extraordinary item - loss from flood	(13,000)	-	(13,000)

Net (Loss)	$(43,865)	$(1,604)	$(45,469)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.04)	$-

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	1,128,962	854,167

The accompanying notes to financial statements are an integral part of these statements.

AQUINO MILLING INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (NOVEMBER 14, 2011)
THROUGH DECEMBER 31, 2011

	Common stock		Additional Paid-in	(Deficit) Accumulated During the Development
Description	Shares	Amount	Capital	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-

Common stock issued for cash ($0.018/share)	1,000,000	100	17,900	-	18,000

Net (loss) for the period	-	-	-	(1,604)	(1,604)

Balance -December 31, 2011	1,000,000	100	17,900	(1,604)	16,396

Common stock issued for cash ($0.2/share)	200,000	20	27,980	-	28,000

Net (loss) for the period	-	-	-	(43,865)	(43,865)

Balance - December 31, 2012	1,200,000	120	45,880	(45,469)	531

The accompanying notes to financial statements are an integral part of these statements.

AQUINO MILLING INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011,
AND CUMULATIVE FROM INCEPTION (NOVEMBER 14, 2011)

	Year Ended December 31, 2012	Year Ended December 31, 2011	Cumulative From Inception
Operating Activities:
Net (loss)	$(43,865)	$(1,604)	$(45,469)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Extraordinary loss	13,000	-	13,000
Deferred offering costs	12,000	(12,000)	-
Accounts payable and accrued liabilities	(4,756)	13,241	8,485

Net Cash Used in Operating Activities	(23,621)	(363)	(23,984)

Investing Activities:
Purchased fixed assets	(18,000)	-	(18,000)

Net Cash Used in Investing Activities	(18,000)	-	(18,000)

Financing Activities:
Due to shareholder		188	188
Proceeds from conimon stock	28,000	18,000	46,000

Net Cash Provided by Financing Activities	28,000	18,188	46,188

Net (Decrease) Increase in Cash	(13,621)	17,825	4,204

Cash - Beginning of Period	17,825	-	-

Cash - End of Period	$4,204	$17,825	$4,204

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

AQUINO MILLING INC. (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Basis of Presentation and Organization

Aquino Milling Inc. (the “Company”) is in the development stage, and has limited operations. The Company was incorporated under the laws of the State of Delaware on November 14, 2011. The business plan of the Company is to build and maintain a rice mill in the Philippines.

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2012.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2012 and 2011, the carrying value of accounts payable and accrued liabilities, and loans from related parties approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All non cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. Actual results could differ from those estimates made by management.

2. Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The business plan of the Company is to build and maintain a rice mill in the Philippines.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has incurred an operating loss since inception. Further, as of December 31, 2012 the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. Fixed Assets

As of December 31, 2012 fixed assets were comprised of a rice mill located in the Philippines. As of December 31, 2012 the rice mill was not placed in service.

4. Common Stock

On November 21, 2011, the Company issued 1,000,000 shares of common stock to the directors of the Company at a price of $0.018 per share, for $18,000 subscription receivable. Payments of the subscriptions were received by December 31, 2011.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 500,000 shares of newly issued common stock at an offering price of $0.20 per share for proceeds of up to $100,000. As of May 10, 2012, the Company had received $40,000 in proceeds. The Company offset the proceeds by $12,000 of legal and audit offering costs related to this capital formation activity.

5. Income Taxes

The provision (benefit) for income taxes for the periods ended December 31, 2012 and 2012 were as follows (assuming a 15% effective tax rate):

	2012	2011
Current Tax Provision:
Federal-
Taxable income	$-	$-

Total current tax provision	$-	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$6,580	$241
Change in valuation allowance	(6,580)	(241)

Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of December 31, 2012 and 2011 as follows:

	2012	2011

Loss carryforwards	$6,820	$241
Less - Valuation allowance	(6,820)	(241)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for periods ended December 31, 2012 and December 31, 2011 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2012, the Company had approximately $45,469 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2032.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

6. Related Party Loans and Transactions

On November 21, 2011, the Company issued 1,000,000 shares of common stock to the directors of the Company at a price of $0.018 per share, for $18,000 subscription receivable. Payments of the subscriptions were received by December 31, 2011.

As of December 31, 2012, loans from related parties amounted to $188 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

The Company's director provides rent-free office space to the Company.

7. Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-04 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries. None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

8. Extraordinary Item

As a result of a flood on August 9, 2012 a rice mill in the Philippines was written off as a total loss. The loss per share attributable to the loss was $(0.01).

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this Offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2012 (90 days after the commencement of the Offering), all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$11. 60
*Accounting fees and expenses	7,000.00
*Legal fees and expenses	8,000.00
*Transfer agent fees	1,500.00
*Miscellaneous expenses	3,500.00

Total	$20,012.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Bylaws providing for indemnification of its Officers and Directors . Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15 RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

Of the 1,000,000 outstanding shares that were issued to Mr. Louie Aquino, the Company’s President and Daniel Hochster, our Secretary upon our incorporation in Delaware in November 2011 in exchange for payment of 0.018 per share. The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

All security holders were provided with a final pre-filing copy of the Company’s Registration Statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments.

ITEM 16 EXHIBITS

*3.1	Articles of Incorporation

*3.2	By-Laws

*5.1	Opinion of Jonathan D. Strum, Esq

23.1	Consent of Weinberg & Baer

*23.2	Consent of Jonathan D. Strum, Esq (included in Exhibit 5.1)

101.INS **	XBRL Instance Document

101.SCH **	XBRL Taxonomy Extension Schema Document

101.CAL **	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF **	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB **	XBRL Taxonomy Extension Label Linkbase Document

101.PRE **	XBRL Taxonomy Extension Presentation Linkbase Document
__________
* Previously filed.

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17 UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tarluc, Philippines on the 19 day of April, 2013.

AQUINO MILLING INC.

By:	/s/ Louie P. Aquino
Louie P. Aquino,
President and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Louie P. Aquino	President and Director	April 19, 2013
By: Louie P. Aquino,	Principal Executive Officer Principal Financial Officer Principal Accounting Officer

/s/ Daniel Hochster	Secretary and Director,	April 19, 2013
By: Daniel Hochster